DATAWATCH ANNOUNCES FISCAL SECOND QUARTER 2013 FINANCIAL RESULTS

Seventh Consecutive Quarter of Year-Over-Year Growth

Chelmsford, Mass.—April 25, 2013—Datawatch Corporation (NASDAQ-CM: DWCH), the leading global provider of information optimization solutions, today announced that total revenue for its second quarter ended March 31, 2013 was $6.83 million, an increase of 4% from revenue of $6.55 million in the second quarter a year ago. License revenue for the second quarter of fiscal 2013 was $4.30 million, an increase of 1% from the $4.27 million recorded in the comparable quarter a year ago. Net loss for the second quarter of fiscal 2013 was $626,000, or ($0.10) per diluted share, compared to net income of $160,000, or $0.02 per diluted share, for the year ago period. Excluding the effects of the non-cash amortization associated with the purchase of the Monarch intellectual property in March 2012 as well as non-cash stock compensation costs, the Company’s non–GAAP net income for its second fiscal quarter of 2013 was $390,000, or $0.06 per diluted share, compared to $354,000, or $0.05 per diluted share in the second fiscal quarter of 2012.

“In the second quarter we continued to see proof that the strategic initiatives and operational changes we put in place over the past year are having a positive impact on our market credibility and our pipelines,” said Michael A. Morrison, President and Chief Executive Officer of Datawatch. “The market acceptance of our industry changing Information Optimization solutions coupled with the expanding marketing alliances has resulted in a steady growth of larger enterprise-wide opportunities. While we are pleased to be engaged in these types of opportunities, they are more complex and often have longer sales cycles. However, looking forward, we are fully prepared to execute on these opportunities and we anticipate a steady improvement in both close rates and deal sizes throughout the remainder of the year.”

Mr. Morrison added, “Of particular note is the level of activity we are seeing in our partner recruitment and enablement initiatives. We added eighteen new partners this quarter, once again expanding our domain and channel capacity globally. Even more importantly, we began to see our partners make a meaningful contribution to our pipeline and to the growth of our solutions strategy. We executed coordinated marketing programs with several of our new partners this past quarter, and these programs have yielded some very interesting opportunities. We are encouraged by the progress we are making here and believe our expanding partner ecosystem will be a catalyst for our growth over the remainder of the year and well into the future.”

Second Quarter Business Highlights

•	Datawatch expanded its partner channel by adding 18 new partners globally, including new partnerships with MarkLogic, the enterprise NoSQL platform for Big Data applications; BI Inform, a business intelligence service provider specializing in IBM Cognos solutions; John Daniels Associates, a performance management solution provider specializing in QlikTech and IBM Cognos solutions; ASTA Systems LTD, a Big Data service provider in Hong Kong; and PT Mitrasoft, an IT solution provider in Indonesia.

•	Datawatch replaced ASG DocuAnalyzer at three Fortune 100 companies, two major global financial institutions and one health insurance provider, resulting in three significant six-figure transactions.
•	Datawatch released Datawatch Data Pump 11.6, which features support for Hadoop and Hive to deliver Big Data support.
•	Datawatch launched the Datawatch Unstructured Data Connector for QlikView on the QlikTech QlikMarket, further solidifying the partnership announced in late 2012.

Second Quarter Financial Highlights

•	Cash and short-term investments were $9.68 million at March 31, 2013, up 8% from $8.94 million at December 31, 2012 and up 37% from $7.06 million at March 31, 2012.
•	Gross margin for the second fiscal quarter of 2013 was 84.0%, compared to 84.6% for the first fiscal quarter of 2013 and 79.5% for the second fiscal quarter of 2012.
•	Days sales outstanding were 57 days at March 31, 2013, compared to 61 days at December 31, 2012 and 61 days at March 31, 2012.
•	There were 5 six-figure deals in the second fiscal quarter, as compared to 4 six-figure deals in the second fiscal quarter of 2012.
•	The average deal size in the second fiscal quarter was $86,000, as compared to $70,000 in the second fiscal quarter of 2012.

Subsequent to the conclusion of the second quarter of 2012, Datawatch announced that James Eliason has joined the company as Chief Financial Officer effective April 23, 2013.

“Datawatch continues to execute on the business model that was implemented last year, with disciplined investment targeted to accelerate revenue growth and strong cash management. In the fiscal second quarter of 2013, we added nearly $800,000 to Datawatch’s cash balances through this balanced approach. We believe we are in a solid financial position as we enter the second half of our fiscal 2013,” said Mr. Morrison.

Investor Conference Call and Webcast

The senior management of Datawatch will host a conference call and webcast to discuss the second quarter results this afternoon, Thursday, April 25, 2013 at 4:30 pm ET. To access the call, please dial 1-877-407-0782. Internationally, the call may be accessed by dialing 1-201-689-8567. The conference call will be broadcast live on the Internet at: http://www.investorcalendar.com/IC/CEPage.asp?ID=170724. It is recommended that listeners register to participate and download any necessary audio software from the website 15 minutes prior to the scheduled call. The webcast will be available as a replay starting one hour after the call is completed at the same location.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation (NASDAQ-CM: DWCH) is a leader in providing information optimization products and solutions that allow organizations to deliver the greatest data variety possible into their big data and analytic applications. Datawatch provides organizations the ability to integrate structured, unstructured, and semi-structured sources like reports, PDF files, and EDI streams into these applications to provide a 360 degree perspective of the issues and opportunities that exist in their businesses. More than 40,000 organizations worldwide use Datawatch’s products and services, including 99 of the Fortune 100, and businesses of every type can benefit from the power and flexibility of Datawatch’s industry leading solutions. Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Munich, Singapore, Sydney and Manila, and with partners and customers in more than 100 countries worldwide. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; the volatility of Datawatch’s stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; competition in the software industry generally, and in the markets for information optimization in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; risks associated with international sales; risks associated with indirect distribution channels; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; risks associated with acquisitions, including the recent acquisition of intellectual property from Math Strategies; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2012 and Form 10-Q for the quarter ended December 31, 2012. Any forward-looking statements should be considered in light of those factors.

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Investor Contact:

Datawatch Investor Relations

investor@datawatch.com

Phone: (978) 441-2200 ext. 8323

Media Contact:

Sarah Bernardi

Datawatch Corporation

Sarah_Bernardi@datawatch.com

Phone: (978) 441-2200 ext. 8387

Twitter: @datawatch

© 2013 Datawatch Corporation. Datawatch, Monarch and their respective logos are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and make operating decisions. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects and adjustments to the valuation allowance:

Amortization of purchased software: We have excluded the effect of amortization of the Monarch software and related intellectual property that we acquired from Math Strategies on March 30, 2012 from our non-GAAP operating expenses and net income measures. Amortization of this purchased software resulted from a material transaction that is not likely to occur in the foreseeable future. Investors should note that the use of the purchased software will contribute to future period revenues. Amortization of the purchased software will recur in future periods.

Share-based compensation expenses: We have excluded the effect of share-based compensation expenses from our non-GAAP operating expenses and net income measures. Although share-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding share-based compensation expenses. Share-based compensation expenses will recur in future periods.

DATAWATCH CORPORATION
Condensed Consolidated Statements of Operations
Amounts in Thousands (except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

REVENUE:
Software licenses	$ 4,297	$ 4,274	$ 8,627	$ 8,483
Maintenance	2,300	1,861	4,633	3,577
Professional services	234	412	392	758
Total revenue	6,831	6,547	13,652	12,818

COSTS AND EXPENSES:
Cost of software licenses	531	659	1,052	1,234
Cost of maintenance and services	565	684	1,095	1,352
Sales and marketing	4,218	2,996	7,994	5,797
Engineering and product development	749	690	1,602	1,318
General and administrative	1,246	1,213	2,437	2,180
Total costs and expenses	7,309	6,242	14,180	11,881

(LOSS) INCOME FROM OPERATIONS	(478)	305	(528)	937
Other expense	(154)	(118)	(317)	(109)

(LOSS) INCOME BEFORE INCOME TAXES	(632)	187	(845)	828
Income tax (benefit) provision	(6)	27	3	65

NET (LOSS) INCOME	$ (626)	$ 160	$ (848)	$ 763

Net (loss) income per share - Basic	$ (0.10)	$ 0.03	$ (0.13)	$ 0.12

Net (loss) income per share - Diluted	$ (0.10)	$ 0.02	$ (0.13)	$ 0.12

Weighted Average Shares Outstanding - Basic	6,428	6,221	6,403	6,192

Weighted Average Shares Outstanding - Diluted	6,428	6,677	6,403	6,555

Non-GAAP Disclosure - Reconciliation of Net (Loss) Income to Net Income Excluding the Effects of Certain Items:

GAAP Net (Loss) Income	$ (626)	$ 160	$ (848)	$ 763
Add-back Amortization of Monarch IP	431	9	862	9
Add-back Share-Based Compensation	585	185	1,162	333

Net income (non-GAAP)	$ 390	$ 354	$ 1,176	$ 1,105

Net income per share - Basic	$ 0.06	$ 0.06	$ 0.18	$ 0.18

Net income per share - Diluted	$ 0.06	$ 0.05	$ 0.17	$ 0.17

Weighted Average Shares Outstanding - Basic	6,428	6,221	6,403	6,192

Weighted Average Shares Outstanding - Diluted	6,841	6,677	6,869	6,555

DATAWATCH CORPORATION
Condensed Consolidated Balance Sheets
Amounts in Thousands
(Unaudited)

	March 31,	September 30,
	2013	2012

Cash and cash equivalents	$9,680	$8,722
Accounts receivable, net	4,142	4,391
Prepaid expenses and other current assets	988	591
Total current assets	14,810	13,704

Property and equipment, net	288	281
Intangible and other assets, net	7,899	8,820

	$22,997	$22,805

Current portion of long-term debt	$900	$900
Accounts payable and accrued expenses	2,358	2,468
Deferred revenue - current portion	6,114	6,295
Total current liabilities	9,372	9,663

Note payable	3,062	2,983
Other long-term liabilities	441	465
Total long-term liabilities	3,503	3,448

Total shareholders' equity	10,122	9,694

	$22,997	$22,805